EXHIBIT 10.20

                        Import And Distribution Agreement

This agreement is made and entered into this 13th day of July by and between The Dominion Wine Group, LTD (Importer); 100 Tamal Plaza Suite 104, Corte Madera, CA 94925 with Remy Pannier (Provider) and R & R (Bordeaux) Imports, Inc., a Florida USA Corporation (Distributor), with its principal place of business at 2951 Simms Street Hollywood, FL 33020-1510, USA.

                                Recitals
Whereas, The Dominion Wine Group LTD is engaged in the importation and sale of Remy Pannier Wine and desires to expand the distribution of such product by having Distributor sell such product in the territory described in paragraph 3 hereof; and

Whereas, Distributor desires to market the wine products imported by The Dominion Wine Group LTD and be designated as the exclusive distributor of wine portfolio Remy Pannier for the purposed of selling such products in the territory assigned to it.

Now, therefore, for good and valuable consideration, the receipt of which is hereby acknowledged by each party, the parties hereto agree as follows:

     (a) Remy Pannier hereby appoints Distributor as its exclusive distributor for the sale and promotion of the products described in Paragraph 2 below in the territory described in paragraph 3 below and agrees not to appoint other distributors in the Territory. Remy Pannier agrees that while this Agreement is in effect, it will not sell products to persons other than Distributor in the Territory or to persons, other than Distributor, who Remy Pannier has reason to believe will resell the products in the Territory.
     (b) Distributor hereby accepts such appointment subject to the terms and conditions of this agreement and agrees that it shall use its best efforts to promote demand for and sale of the products in the Territory and that in the sale and promotion of the products it shall at all times carry out to the best of its ability a merchandising policy designed to promote and maintain the excellence of quality and to preserve the goodwill which is associated with the name and reputation of Remy Pannier and its products.
     (c) Notwithstanding the foregoing, should Distributor, commencing with the Fiscal Year (beginning September 1, 2000), fail to meet the minimum annual purchase requirements set forth in Section 4 (b) of this Agreement, then Distributor shall become a non exclusive distributor of the products.

2. Products-The term "Products" as used in this Agreement shall mean wine produced by Remy Pannier and selling any of the products included in Remy Pannier's entire portfolio.
3. Territory-The term "Territory" as used in this Agreement shall mean the State of Florida, and the Caribbean Islands. The Territory may be subsequently enlarged, reduced



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or otherwise changed by agreement in writing of the parties hereto.  Distributor will be given the opportunity to expand into Georgia, if feasible. 4.Sales Activities-Distributor shall conduct the sales activities contemplated under
this  agreement  by  purchasing   Products  from  Remy  Pannier  for  resale  to
Distributor's customers within the Territory.
     (a) Advertising. Producer, Importer, & Distributor may undertake, at its own expense, such advertising and promotional efforts as it may deem necessary to achieve a proper recognition of the Products in the Territory. Distributor shall have the right to use the names or any derivation thereof, or any other name or mark associated with Remy Pannier.
     (b) Minimum Purchases For Florida Only. During the fiscal year beginning September 1, 2000, Distributor shall make a minimum annual total purchase of 1,600 cases (2 containers) . Year 2; 2,400 cases, Year 3; 3,200 cases.
     (c)  Orders.  Distributor  shall in submitting orders describe the products
          in  a  clear  and   unambiguous   manner  and  shall  include  precise
          instructions for packaging, invoicing, and shipping.
5. List Prices-
     (a) The prices to be paid by Distributor to Remy Pannier for each order of products shall be Remy Pannier's prices in effect on the date said order for products from time to time, or as negotiated and accepted by Remy Pannier.
6. Placement of Orders and Shipment-
     (a) Upon the placing of a written order for product to Remy Pannier by Distributor, a binding agreement will be created whereby Remy Pannier will agree to sell and ship, and distributor will agree to purchase and pay for, the products ordered under the terms of this agreement.
     (b)  Remy  Pannier  shall  ship  the  products  to  Distributor   within  a
          reasonable time after receipt of any order.
     (c) Remy Pannier shall in no event be obligated to make any such shipment would, at the time thereof, constitute a violation of any laws, regulations, of United States of America or France.
     (d) Distributor shall be entitled to conduct a reasonable investigation of the products upon receipt thereof. All claims for defects in the products or shortages shall be made in writing by Distributor within ten (10) days of the receipt of the products. Acceptance of the products by Distributor in no way waives the rights for inspection of loss or damage due to defects or shortages in the products.
     (e) No products shall be returned for credit withou first obtaining the written permission of Remy Pannier to return such products.
7. Payments-
     (a)  All terms of this Agreement are in US Dollars.
     (b) In order to secure Distributor's obligation to accept and purchase any products ordered under the terms of this Agreement, Distributor shall establish a confirmed, irrevocable and transferable letter of credit in favor of Remy Pannier, or an assignee. Distributor may desire to make swift payment in advance of shipment for a three (3) percent discount.




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8.  Confidential  Information-Distributor  and  Remy  Pannier  shall  not use or disclose to third parties any confidential information concerning the business, affairs, or the products of the order party which it may acquire in the course of its activities under this Agreement and shall take all necessary precautions to prevent any such disclosure by any of its employees, officers, or affiliated persons and entities.
9.   Sub-Distributors-Distributor   shall   have  the   right  to   appoint
sub-distributors for the sale and promotion of the products in the territory.
10. Effective Date and Duration-

     (a) This agreement shall be effective for three (3) years from the effective date, unless sooner terminated as hereinafter provided. This agreement shall be automatically renewed for one (1) additional term of five (5) years, unless no less than three (3) months prior to the end of the initial or any renewal term either party shall give the other written notice of non-renewal.
     (b) This agreement may be terminated prior to the expiration of the initial term of this agreement, or any renewals thereof, by either party if the other party;
               1. breaches any material provision of thi agreement, and such breach is not cured within ninety (90) days written notice thereof;
               2. insolvency or bankruptcy of either party under applicable law, and/or the appointment of a trustee or receiver for either party; or
               3. any inability or prospective failure o either party to perform its obligations hereunder.
               4. not to achieve the minimum quantity pe year mentioned in the paragraph 4 (b).
               5.   if sold or merged into another company

11. Force Majeure-This agreement and Remy Pannier and Distributor's performance hereunder are subject to all contingencies beyond their reasonable control, including but not limited to force majeure; strikes; lockouts; labor disputes; floods; civil commotion; riot; acts of God; rules; laws orders, restrictions, embargoes, quotas or actions of any government, foreign or domestic or any agency or subdivision thereof.
12. Separability-If any provision of this agreement is found by any court of competent jurisdiction to be invalid or unenforceable, the invalidity of such provision shall not affect the other provisions of this agreement and all provisions not affected by such invalidity or unenforceability shall remain in full force and effect.
13. Waiver-The waiver by either party hereto of a breach or default in any of the provisions of this agreement by the other party not be construed as a waiver of any succeeding breach of the same or other provisions; nor shall any delay or omission on the part of either party to exercise or avail itself of any right, power or privilege that it has or may have hereunder operate as a waiver of any breach or default by the other party.
14. Disputes and Notices-In the event or disputes arising from this Agreement the parties hereby agree to seek arbitration to resolve any issues within sixty
(60) days of receiving notice from any party, a part of this contract. This arbitration shall take place in Tribunal de Commerce de Paris.
     (a) Unless otherwise specifically provided, all notices, demands, or requests required or permitted by this agreement shall be in writing and in English and sent in a letter form

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          or by telex,  facsimile (facsimile to be accompanied by a telex notice requesting confirmation of receipt), or telegraph.
     (b) The arbitration proceedings shall be conducted in English and French. The arbitration tribunal shall apply the Arbitration Rules of the United Nations Commission on International Trade Law in effect at the time of arbitration. However, if such rules are in conflict with the provisions concerning the appointment of arbitrators, the provisions of this section 15 shall prevail.
     (c) Each party shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other party in connection with such proceeding, subject only to any confidentiality obligations binding on such party.
     (d) The award of the arbitration tribunal shall be final and binding upon the parties, and either party may apply to a court of competent jurisdiction for enforcement of such award.
15. Entire Agreement; Modifications and Waivers

         For the purpose of expedience a faxed copy shall serve as an original. Upon receipt of a fully executed faxed copy the parties hereby agree to follow up with three (3) fully executed original copies with one (1) copy being retained by each party.
         In the event the parties do not agree or can not agree, this Agreement is deemed to be governed by the laws of the State of Florida and deemed to be executed in Broward County, FL. In the event of a dispute arising from this Agreement venue is hereby granted to the Broward County Court System.
         This Agreement is the entire agreement of the parties with respect to the subject matter described in this agreement and all oral and written prior negotiations and agreements and any conflicting prior course of dealing or trade usage are superseded hereby. The parties hereto agree that no representations have been made or relied upon, except as specifically stated in this agreement. This agreement may be modified only by writing signed by both parties.

In witness whereof, and intending to be legally bound hereby, Distributor, Importer, and Remy Pannier have each caused this agreement to be delivered and executed by their proper and duly authorized officers on this 13th of July 2000.

Distributor
R & R (Bordeaux) Imports, Inc.                                Date:

--------------------------------
Robert Walker- Managing Director

Importer
The Dominion Wine Group LTD
                                                              Date:
--------------------------------
Dennis B. Canning- Chairman

Remy Pannier                                                  Date:

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Olivier Dupre